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                                                                   EXHIBIT 10.30

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") executed as of this 19th day of May, 2002, is made by and between Stephen Songsheng Chen, also known as Stephen
S. Chen ("Consultant") and Vital Living, Inc., a Nevada corporation ("Company").

                                 R E C I T A L S

         Company desires to utilize Consultant's experience, knowledge and abilities in the various aspects of its business. Consultant desires to render such consulting services subject to the terms and conditions of this Agreement.

         In consideration of the foregoing recitals and the mutual covenants and agreements contained herein, Consultant and Company agree as follows:

1.       CONSULTING SERVICES.

         (a) The Company retains Consultant to provide the following consulting services (the "Consulting Services") to the Company:

                           (1) Assist Vital Living in establishing an office and
presence in China.

                           (2) Assist Vital Living with meeting the legal
requirements of being able to do business in China.

                           (3) Facilitate the introduction and negotiation of
Strategic alliances in China.

                           (4) Board of Director/Advisor Placement for the
Chinese Company to be established for Vital Living.

                           (5) Finance: Assist the Company in identifying and
assessing opportunities for capital formation for execution of the Chinese sales and distribution strategy.

                           (6) Corporate Legal Services

                           (7) Competitive Research and analysis of the Chinese
Marketplace.

                           (8) Assist in the establishing of a marketing and
sales force within China.

                           (9) Executive Search for positions for our Chinese
operations.

                           (10) Facilitate introductions to leading physicians
and other prominent healthcare industry professionals, including the recruiting of highly qualified individuals to serve as members of the Scientific Advisory Board within China. Additionally, to facilitate the introduction of additional medical institutes and clinics who would wish to participate in the distribution of Vital Living nutraceuticals to their patients in China.

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                           (11) Perform such additional services as the Company
and Consultant may agree upon.

         (b) In performing the duties required under this Agreement, Consultant, at all times shall exercise his professional independent judgment, based on his training, experience and expertise. Consultant shall at all times comply with the ethical rules and opinions of the professional organizations of which he is a member. If any conflict arises between Consultant's duties hereunder and Consultant's ethical or other contractual obligations, Consultant shall immediately bring the matter to the attention of the chief executive officer, president or chairman of the board of directors of the Company.

         (c) Consultant shall devote such time as is reasonably required to perform the Consulting Services.

         (d) Consultant shall provide the Consulting Services at such locations as may be necessary or desirable to perform such Consulting Services effectively.

2.       TERM AND TERMINATION.

         (a) This Agreement shall commence on the execution date hereof (the "Effective Date") and shall automatically terminate (the period commencing upon the Effective Date and ending upon termination of this Agreement, the "Term") upon the termination of the two year period following the Effective Date, or earlier as follows:

                  (i) by the Company at any time, with or without Cause (as defined below), provided that a termination of this Agreement for Cause shall be effective immediately upon written notice from the Company to the Consultant.

                  (ii)     upon the death or disability of the Consultant.

                  (iii)    by mutual agreement of the Company and Consultant.

                  (iv) by Consultant for any reason, provided that a termination of this Agreement by the Consultant shall be effective only upon 30 days written notice from the Consultant to the Company.

         (b) For purposes of this Agreement, Company shall have "Cause" to terminate this Agreement upon Consultant's:

                  (i)      Commission of a felony involving moral turpitude; or

                  (ii) death; provided that the Consultant's beneficiaries shall be entitled to exercise the Consultant's due stock options through the last day of the month in which his death occurs; or

                  (iii) Commission of any act of fraud, theft, or embezzlement involving assets of the Company; or

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                  (iv)     Becoming physically or mentally disabled so that he
is unable to perform his services for (I) a period of 60 consecutive days, or
(II) for shorter periods aggregating 60 days during any twelve-month period. The Consultant shall become physically or mentally disabled so that he is unable substantially to perform his services for (i) a period of 30 consecutive days, or (ii) for shorter periods aggregating 30 days during any twelve-month period. Notwithstanding such disability the Company shall continue to pay the Consultant his compensation through the date of such termination.

         (c) Upon the expiration or termination of this Agreement for any reason, (a) each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve either party of its obligations under Sections 3(b), 3(c), 6, 7, 8, or 9, nor will expiration or termination relieve Consultant or Company from any liability arising from any breach of this Agreement; and (b) Consultant will promptly notify Company of all Confidential Information and Subject Inventions, in Consultant's possession and promptly deliver to Company, or destroy at Company's request, all such materials.

3.       OPTION.

         Concurrently with the execution of this Agreement, the Company and Consultant shall enter into the Nonqualified Stock Option Agreement attached hereto as Exhibit A.

4.       INDEPENDENT CONTRACTOR RELATIONSHIP.

         (a) The relationship of Consultant to Company is that of an independent contractor and advisor only. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent between Consultant and Company. Accordingly, Consultant shall not be entitled to any employee benefits, such as medical or other health insurance, available to employees of Company. In addition, Consultant is not a member, partner or joint venturer with Company, and nothing contained in this Agreement shall be construed so as to make such parties partners or joint venturers or to impose any liability as such on either of them. Consultant shall have no authority to bind Company to any agreement, obligation or commitment.

         (b) It is understood and agreed that Consultant's duties and obligations to Company are fully expressed by the terms hereof. As long as Consultant's other business activities or services do not cause substantial interference with Consultant's performance of his duties under this Agreement or otherwise violate any other agreement between the Consultant and the Company, Consultant shall be entitled to engage in any other business activities he deems fit, as an owner, officer, director, partner, investor, employee, consultant or otherwise.

         (c) Consultant shall be responsible for payment of any and all applicable federal, state and local income and other taxes, business license fees and workers' compensation and disability benefits which he may incur as a consequence of rendering the Consulting Services provided for herein. In the event that the Company is required to pay, or it is contended that the Company is required to pay any such employee taxes, penalties, interest, fines or assessments, Consultant agrees to hold harmless and indemnify the Company in full from and against any such taxes,

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penalties, fines or assessments, and attorneys' fees and other expenses which result from, or are incident to, any proceeding to establish or collect such taxes.

5.       CONFIDENTIALITY.

         (a) "Confidential Information" shall mean all confidential or proprietary information of the Company whether developed by the Company, by Consultant within the scope of Consultant's engagement by the Company, or by third parties for the Company, including without limitation knowledge about business, marketing plans, pricing practices, products, formulation, ingredients, formulations, dosages, sources, methods of manufacturing and delivery, inventions, prototypes, formula, processes, programming techniques, experimental work, as well as information relating to the customers, clients and suppliers of Company. Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties without restriction on use or disclosure.

         (b) Consultant agrees to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, except in performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. Consultant further agrees to take all action reasonably necessary and satisfactory to protect the confidentiality of the Confidential Information.

6.       ASSIGNMENT OF INVENTIONS.

         (a) "Inventions" shall mean all designs, discoveries, inventions, computer programs, procedures, improvements (whether or not patentable or whether or not copyrightable), modifications, enhancements, products, developments, drawings, notes, documents, information and materials, including any such items relating to the ingredients, formulations, dosages, sources, methods of manufacturing and delivery of Nutraceuticals, whether or not patentable and whether or not reduced to practice, together with each literary work of such owner, whether or not copyrightable.

         (b) "Subject Inventions" shall mean all Inventions made by Consultant during the Term that result from any work performed by Consultant for the Company or were developed using the Company's equipment, supplies, facilities, or trade secret information.

         (c) Consultant hereby assigns to the Company, without additional consideration to the Consultant, the entire right, title, and interest in and to the Subject Inventions and all confidential information, writings, apparatus, and other matter related to the Subject Inventions and in and to all proprietary rights therein or based thereon. Consultant understands and agrees that all materials included in any Subject Invention which is eligible for protection under the Copyright Laws shall be deemed specially commissioned by the Company and treated as "Works for Hire" under the Copyright Laws of the United States to the extent such materials fall within a category eligible for such treatment. In the event that such materials are not eligible to be treated as a Work for Hire, Consultant nonetheless shall, and hereby does, assign all of Consultant's interest in such work to the Company as the same is created by Consultant.

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         (d) During and after the Term, Consultant shall execute and deliver all written assignments, oaths, declarations, applications, and other documents as may be prepared by the Company to evidence and/or effect the assignments required by this Agreement.

         (e) During and after the Term, Consultant shall provide the Company with all information, documentation, and assistance the Company may request to perfect, enforce, or defend any Subject Inventions or Proprietary Information under this Agreement. The Company, in its sole discretion, shall determine the extent of the proprietary rights, if any, to be protected in or based on the Subject Inventions and Proprietary Information. All such information, documentation, and assistance shall be provided at no additional expense to the Company, except out-of-pocket expenses which the Consultant incurred at the Company's request.

         (f) Nothing in this Agreement shall affect in any way the ownership of, or rights to, any Inventions other than the Subject Inventions.

7.       CONFLICTS OF INTEREST

         (a) During the Term and for two (2) years thereafter, Consultant shall not:

                  (i) perform any services for any person or entity competing directly with the Company; or

                  (ii) directly or indirectly (other than for Company), sell or attempt to sell any Nutraceuticals to any person or entity which has been a customer of the Company during the Term, purchase or attempt to purchase (other than for Consultant's personal use) any Nutraceuticals from any person or entity which has been a vendor or supplier of Company during the Term, or use Consultant's personal knowledge or influence in relation to any person or entity which has at any time during such period been a customer, vendor, or supplier of Company in order to compete with Company.

         (b) During the Term and for two (2) years thereafter, Consultant shall not:

                  (i) directly or indirectly, induce or attempt to induce any employee, consultant, independent contractor, advisor, or other service provider of the Company to terminate such person's or entity's relationship with the Company;

                  (ii) directly or indirectly induce or attempt to induce any vendor, customer, or supplier, or any other person having a business relationship with Company, to terminate or adversely modify such person's or entity's relationship with the Company.

8.       MISCELLANEOUS

         (a) Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and Company's successors or assigns and the Consultant's heirs, executors and legal representatives, provided that this Agreement is a personal services contract and may not be assigned by Consultant without the prior written consent of Company.

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         (b) Publicity. Consultant shall not publicize or advertise in any manner that Consultant is performing the Consulting Services hereunder, without the prior written consent of Company. Consultant hereby grants to Company the right to use Consultant's name, likeness, and relationship with Company in and in connection with technical materials, various reports, brochures or other documents produced by or on behalf of Company.

         (c) Assignment. Consultant may not assign this Agreement or any of Consultant's rights or delegate Consultant's duties under this Agreement either in whole or in part, whether by operation of law or otherwise, without the prior written consent of Company. Any attempted assignment or delegation without such consent will be void and of no force and effect.

         (d) Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

         (e) Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

         (f) Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

         (g) Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. All notices and demands to Consultant or the Company may be given to them at the following addresses:

         If to Consultant:          Stephen Songsheng Chen, also known as
                                    Stephen S. Chen
                                    2099 Strathshire Hall Lane
                                    Powell, OH 43065

         If to Company:             Vital Living, Inc.
                                    2800 S. Rural Rd.
                                    Tempe, AZ 85282

         (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         (i) Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions thereof.

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         (j) Modification. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written.

VITAL LIVING, INC., a Nevada corporation

______________________________________
Bradley D. Edson, C.E.O.

CONSULTANT

______________________________________
Stephen Songsheng Chen, also known as Stephen S. Chen

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